EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-51161, 333-60028 and 333-105381), of The Stride Rite Corporation of our report dated January 13, 2004 relating to the financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Boston, Massachusetts

February 19, 2004

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